EXHIBIT 99.1

News Release

CBOE HOLDINGS, INC. REPORTS RECORD QUARTERLY RESULTS

First Quarter 2014 Financial Highlights

-- Operating Revenue Increases 11 Percent to $157.9 Million
-- GAAP Net Income Allocated to Common Stockholders Increases 16 Percent to $48.5 Million; Diluted EPS of $0.56, Up 17 Percent
-- Adjusted Net Income Allocated to Common Stockholders Up 14 Percent to $50.0 Million1; Adjusted Diluted EPS of $0.58, Up 16 Percent
-- GAAP Operating Margin Expands by 330 Basis Points to 52.0 Percent; Adjusted Operating Margin1 Up 270 Basis Points to 53.6 Percent

CHICAGO, May 6, 2014 - CBOE Holdings, Inc. (NASDAQ: CBOE) today reported record net income allocated to common stockholders of $48.5 million, or $0.56 per diluted share, for the first quarter of 2014, compared with $41.8 million, or $0.48 per diluted share, in the first quarter of 2013. On an adjusted basis, net income allocated to common stockholders was $50.0 million, or $0.58 per diluted share, compared with $43.9 million, or $0.50 per diluted share, in the same period last year. Operating revenue for the quarter was $157.9 million, up 11 percent compared with $142.7 million in the first quarter of 2013.
Financial results presented on an adjusted basis for the first quarter of 2014 and 2013 exclude certain items, including accelerated stock-based compensation and impairment charges, which are detailed in the reconciliation of non-GAAP results.
“We experienced double-digit increases in trading volume across each of our product categories during the first quarter, resulting in record revenue and earnings,” said Edward T. Tilly, CBOE Holdings Chief Executive Officer. “We were particularly pleased with the continued growth in our volatility products, with average daily trading volume in VIX options up 22 percent and VIX futures up 33 percent during the first quarter.  More important, we are excited about the opportunities ahead to further develop new proprietary products and broaden our customer reach.”
"I am very pleased with our financial results this quarter, which firmly demonstrate the leverage we are able to capture as we grow our top-line and remain diligent in controlling expenses. We achieved an adjusted operating margin for the quarter of 53.6 percent, a new all-time high," stated Alan J. Dean, CBOE Holdings Executive Vice President and Chief Financial Officer.

(1) A full reconciliation of our non-GAAP results to our GAAP results for the 2014 and 2013 reporting periods is included in the attached tables. See "Non-GAAP Information” in the accompanying financial tables.

Key Statistics and Financial Highlights
The table below highlights CBOE Holdings' operating results on a GAAP basis and an adjusted basis for the comparative quarters ended March 31, 2014 and 2013. Financial results presented on an adjusted basis provide supplemental information to facilitate period-over-period comparisons by adjusting for certain items that management believes are not indicative of the company's core operating performance.

(in millions, except per share, revenue per contract and trading days)	1Q 2014	1Q 2013	Y/Y Change
Key Statistics:
Total Trading Days	61	60
Average Daily Volume (options and futures)	5.62	4.37	29%
Total Trading Volume (options and futures)	342.8	262.0	31%
Average Revenue Per Contract	$0.329	$0.378	(13%)
GAAP Financial Highlights:
Total Operating Revenues	$157.9	$142.7	11%
Total Operating Expenses	75.9	73.3	4%
Operating Income	82.0	69.4	18%
Operating Margin %	52.0%	48.7%	330	bps
Net Income	$49.0	$42.4	16%
Net Income Allocated to Common Stockholders	$48.5	$41.8	16%
Diluted EPS	$0.56	$0.48	17%
Weighted Average Shares Outstanding	86.5	87.3	(1%)
Adjusted Financial Highlights (1)
Total Operating Expenses	$73.3	$70.1	5%
Operating Income	84.6	72.6	17%
Operating Margin %	53.6%	50.9%	270 bps
Net Income	$50.5	$44.5	13%
Net Income Allocated to Common Stockholders	$50.0	$43.9	14%
Diluted EPS	$0.58	$0.50	16%

(1) A full reconciliation of our non-GAAP results to our GAAP results for the 2014 and 2013 reporting periods is included in the attached tables. See "Non-GAAP Information” in the accompanying financial tables.
Revenues
Operating revenue was $157.9 million in the first quarter of 2014, up $15.2 million, or 11 percent, from $142.7 million in the first quarter of 2013. The increase primarily reflects higher revenue of $13.7 million in transaction fees and $1.6 million in market data fees.
Transaction fees increased 14 percent for the quarter driven by a 31 percent increase in trading volume, offset somewhat by a 13 percent decrease in the average revenue per contract (RPC) compared with the first quarter of 2013. Total trading volume in the first quarter was 342.8 million contracts, or 5.62 million contracts per day, compared with volume of 262.0 million contracts, or 4.37 million contracts per day, in last year's first quarter. RPC was $0.329 compared with $0.378 in the first quarter of 2013.
The decrease in RPC primarily resulted from higher volume-based incentives in the first quarter of 2014 for certain multiply-listed options (options on equities and exchange-traded products) and a shift in the mix of products traded. Lower-margin, multiply-listed options accounted for 65.3 percent of total volume during the first quarter of 2014 compared to 62.1 percent in the first quarter of 2013. Index options and futures contracts accounted for 34.7 percent of trading volume during the quarter compared with 37.9 percent in the first quarter of 2013.

The average revenue per contract represents total transaction fee revenue divided by total reported trading volume for Chicago Board Options Exchange (CBOE), C2 Options Exchange (C2) and CBOE Futures Exchange (CFE).
Adjusted Operating Expenses
Adjusted operating expenses were $73.3 million for the quarter, up $3.2 million or 5 percent, compared with $70.1 million in the first quarter of 2013. Adjusted operating expenses exclude accelerated stock-based compensation of $2.5 million and $3.2 million for the first quarter of 2014 and 2013, respectively.
The company's core operating expenses, which include total operating expenses less volume-based expenses, depreciation and amortization, accelerated stock-based compensation expense and unusual or one-time expenses, were $47.7 million for the first quarter of 2014, flat compared with last year's first quarter. Core expenses primarily reflect the net effect of a $3.2 million increase in employee costs, a $0.3 million increase in other expenses, and a $3.7 million decrease in outside services.
Volume-based expenses, which include royalty fees and trading volume incentives, were $17.0 million in the first quarter of 2014, representing an increase of $2.8 million or 20 percent, compared with the same period last year. This increase was driven by higher royalty fees of $2.7 million, which are primarily related to the growth in trading volume in licensed index products.
Operating Margin
The company reported its highest-ever adjusted operating margin of 53.6 percent for the first quarter of 2014, up 270 basis points compared with 50.9 percent for the first quarter of 2013. The margin growth reflects the operating leverage inherent in the company's business model produced by growth in trading volume and stringent control of expenses.
Effective Tax Rate
The company reported an effective tax rate of 39.9 percent for the quarter versus 38.3 percent in last year's first quarter. The effective tax rate for the first quarter of 2014 includes the recognition of a discrete tax charge, which resulted in a higher effective tax rate. In comparison, the first quarter of 2013 included a discrete tax benefit, which lowered the effective tax rate.

The company noted that it still expects its adjusted effective tax rate for the full-year 2014 to be in a range of 38.5 percent to 39.5 percent.
First Quarter 2014 Operational Highlights and Recent Developments

•
On May 1, the company reported that average daily volume (ADV) for total options in April 2014 was 4.93 million contracts, a 1 percent decrease from March 2014 ADV of 4.95 million contracts and a 10 percent increase from April 2013 ADV of 4.48 million contracts. In addition, CFE reported ADV of 178,438 contracts in April 2014, a 4 percent decrease compared with 184,938 contracts per day during April 2013 and a 3 percent decrease from 183,863 contracts per day in March 2014.

•
On April 10, trading of CBOE Short-Term Volatility IndexSM (VXSTSM Index or "Short-Term VIX Index") options with weekly expirations launched, totaling 3,134 contracts for first-day trading volume. Futures on the Short-Term VIX Index launched February 13, 2014.

•
On March 18, at its 30th Annual Risk Management Conference, the company announced that it plans to extend trading hours for CBOE Volatility Index® (VIX® Index) futures to nearly 24 hours a day, five days a week, beginning June 22, 2014, pending regulatory review.

•	On March 12, the company announced plans to invest in Tradelegs, the developer of advanced decision-support software that institutional investors can employ to optimize investment performance.
2014 Fiscal Year Financial Guidance
The company reaffirmed the following financial guidance for the 2014 fiscal year provided in its February 7, 2014 earnings press release:

•
Core operating expenses are expected to be in the range of $191.0 million to $196.0 million. Continuing stock-based compensation expense included in core expenses is expected to be approximately $13.0 million for the full year.

•	Capital expenditures are expected to be in the range of $47.0 million to $50.0 million.

•	Depreciation and amortization expense is expected to be in the range of $38.0 million to $40.0 million.

•
Adjusted effective tax rate for the full-year 2014 is expected to be in the range of 38.5 percent to 39.5 percent. The most significant differences in the adjusted effective rate and the statutory rate are state income taxes and discrete items relating to the current period. Significant changes in trading volume, expenses, state and local tax rates and other items, including ongoing state and federal tax audits, could materially impact this expectation.

Return of Capital to Stockholders
As announced on April 29, 2014, CBOE Holdings' Board of Directors declared a second-quarter dividend of $0.18 per share, payable June 20, 2014, to stockholders of record on May 30, 2014.
During the first quarter of 2014, the company repurchased 700,868 shares of its common stock under its share repurchase program at an average price of $52.99 per share, for a total of $37.1 million. Since the inception of its share repurchase program in 2011 through March 31, 2014, the company has repurchased 5,340,692 shares of its common stock at an average price of $33.55 per share, for a total of $179.2 million.
At March 31, 2014, the company had approximately $120.8 million of availability remaining under its existing share repurchase authorizations.
Earnings Conference Call
Executives of CBOE Holdings will host a conference call to review its first quarter financial results today, May 6, 2014, at 8:30 a.m. ET/7:30 a.m. CT. The conference call and any accompanying slides will be publicly available via live webcast from the Investor Relations section of the company's website at www.cboe.com under Events & Presentations. Participants may also listen via telephone by dialing (877) 372-0876 from the United States or Canada, or (253) 237-1167 for international callers. Telephone participants should place calls 10 minutes prior to the start of the call. The webcast will be archived on the company's website for replay. A telephone replay of the earnings call also will be available from approximately 11:00 a.m. CT, May 6, 2014, through 11:00 p.m. CT, May 13, 2014, by calling (855) 859-2056 within the U.S. and Canada, or (404) 537-3406 for international callers, using replay code 18451030.
About CBOE Holdings
CBOE Holdings, Inc. (NASDAQ: CBOE) is the holding company for Chicago Board Options Exchange (CBOE), CBOE Futures Exchange (CFE) and other subsidiaries. CBOE, the largest U.S. options exchange and creator of listed options, continues to set the bar for options and volatility trading through product innovation, trading technology and investor education. CBOE Holdings offers equity, index and ETP options, including proprietary products, such as S&P 500 options (SPX), the most active U.S. index option, and options and futures on the CBOE Volatility Index (the VIX Index). Other products engineered by CBOE include equity options, security index options, Weeklys options, LEAPS options, FLEX options, and benchmark products such as the CBOE S&P BuyWrite Index (BXM). CBOE Holdings is home to the world-renowned Options Institute and www.cboe.com, the go-to place for options and volatility trading resources.
Forward-Looking Statements
This press release may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those statements that reflect our expectations, assumptions or projections about the future and involve a number of risks and uncertainties. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause actual results to differ materially from that expressed or implied by the forward-looking statements, including: the loss of our right to exclusively list certain index option products; increasing price competition in our industry; compliance with legal and regulatory obligations and obligations under agreements with regulatory agencies; our ability to operate our business, monitor and maintain our systems or program them so that they operate correctly, including in response to increases in trading volume and order transaction traffic; decreases in the amount of trading volumes or a shift in the mix of products traded on our exchanges; legislative or regulatory changes; increasing competition by foreign and domestic entities; economic, political and market conditions; our ability to operate our business without violating the intellectual property rights of others and the costs associated with protecting our intellectual property rights; our ability to maintain access fee revenues; our ability to protect our systems and communication networks from security risks, including cyber-attacks; our ability to attract and retain skilled management and other personnel; our ability to maintain our growth effectively; our dependence on third party service providers; and the ability of our compliance and risk management methods to effectively monitor and manage our risks.
More detailed information about factors that may affect our performance may be found in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2013 and other filings made from time to time with the SEC.

The condensed consolidated statements of income, balance sheets and statements of cash flows are unaudited and subject to reclassification.

CBOE Media Contacts:		Analyst Contact:
Gail Osten	Gary Compton	Debbie Koopman
(312) 786-7123	(312) 786-7612	(312) 786-7136
osten@cboe.com	comptong@cboe.com	koopman@cboe.com
CBOE-F

Trademarks:

CBOE®, Chicago Board Options Exchange®, CBOE Volatility Index®, CFE®, Execute Success®, FLEX®, LEAPS® and VIX® are registered trademarks and BuyWriteSM, BXMSM, CBOE Futures ExchangeSM, CBOE Short-Term Volatility IndexSM, SPXSM, The Options InstituteSM, VXSTSM and WeeklysSM are service marks of Chicago Board Options Exchange, Incorporated (CBOE).  C2SM and C2 Options ExchangeSM are service marks of C2 Options Exchange, Incorporated (C2). Standard & Poor's®, S&P® and S&P 500® are registered trademarks of Standard & Poor's Financial Services LLC and have been licensed for use by CBOE, C2 and CFE.

CBOE Holdings, Inc.
Selected Quarterly Operating Statistics

Average Daily Volume by Product (in thousands)

	1Q 2014	4Q 2013	3Q 2013	2Q 2013	1Q 2013
PRODUCT:
Equities	2,165	1,912	1,767	1,595	1,604
Indexes	1,749	1,494	1,378	1,543	1,501
Exchange-traded products	1,503	1,328	1,322	1,641	1,107
Total Options Average Daily Volume	5,417	4,734	4,467	4,779	4,212
Futures	203	156	148	180	154
Total Average Daily Volume	5,620	4,890	4,615	4,959	4,366

Mix of Trading Volume by Product

	1Q 2014	4Q 2013	3Q 2013	2Q 2013	1Q 2013
PRODUCT:
Equities	38.5%	39.1%	38.3%	32.2%	36.7%
Indexes	31.1%	30.6%	29.9%	31.1%	34.4%
Exchange-traded products	26.8%	27.1%	28.6%	33.1%	25.4%
Futures	3.6%	3.2%	3.2%	3.6%	3.5%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Average Revenue Per Contract by Product

	1Q 2014	4Q 2013	3Q 2013	2Q 2013	1Q 2013
Trading Days	61	64	64	64	60
PRODUCT:
Equities	$0.081	$0.075	$0.077	$0.090	$0.140
Indexes	0.669	0.666	0.669	0.675	0.671
Exchange-traded products	0.117	0.125	0.123	0.119	0.155
Total Options Average Revenue Per Contract	0.281	0.275	0.273	0.289	0.333
Futures	1.617	1.566	1.559	1.544	1.618
Total Average Revenue Per Contract	$0.329	$0.316	$0.315	$0.334	$0.378

Transaction Fees by Product (in thousands)

	1Q 2014	4Q 2013	3Q 2013	2Q 2013	1Q 2013
PRODUCT:
Equities	$10,696	$9,162	$8,741	$9,213	$13,509
Indexes	71,320	63,667	59,047	66,654	60,379
Exchange-traded products	10,741	10,592	10,401	12,458	10,296
Total Options Transaction Fees	$92,757	$83,421	$78,189	$88,325	$84,184
Futures	20,033	15,605	14,765	17,769	14,961
Total Transaction Fees	$112,790	$99,026	$92,954	$106,094	$99,145

Non-GAAP Information
In addition to disclosing results determined in accordance with GAAP, CBOE Holdings has disclosed certain non-GAAP measures of operating performance. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. The non-GAAP measures provided in this press release include core operating expenses, adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted net income allocated to common stockholders and adjusted diluted earnings per share.
Management believes that the non-GAAP financial measures presented in this press release, including adjusted net income and core operating expenses, provide useful and comparative information to assess trends in our core operations and a means to evaluate period-to-period comparisons. Non-GAAP financial measures disclosed by management, including adjusted diluted EPS, are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results.
The table below shows core operating expenses, which is the company's operating expenses after excluding (i) volume-based expenses, (ii) depreciation and amortization expense, (iii) accelerated stock-based compensation expense and (iv) other unusual or one-time expenses.

	Three Months Ended March 31,

(in thousands)	2014	2013
Total Operating Expenses	$75,847	$73,275
Less:
Depreciation and amortization	8,604	8,282
Accelerated stock-based compensation expense	2,530	3,180
Volume-based expenses:
Royalty fees	15,902	13,169
Trading volume incentives	1,126	1,013
Core Operating Expenses (non-GAAP):	$47,685	$47,631
Less: Continuing stock-based compensation expense	4,383	3,559
Core Operating Expenses Excluding Continuing Stock-Based Compensation (non-GAAP)	$43,302	$44,072

Detail of Core Operating Expenses (non-GAAP)
Employee costs	$30,844	$27,657
Data processing	4,721	4,516
Outside services	7,378	11,035
Travel and promotional expenses	1,987	2,064
Facilities costs	1,313	1,253
Other expenses	1,442	1,106
Total	$47,685	$47,631

The table below shows the reconciliation of each financial measure from GAAP to non-GAAP. The non-GAAP financial measures exclude the impact of those items detailed in the footnotes below and are referred to as adjusted financial measures.

(in thousands, except per share amounts)	Three months ended March 31, 2014			Three months ended March 31, 2013
		Items Impacting Results			Items Impacting Results
	Reported (GAAP)	Operating Expenses [1]	After Considering Items (non-GAAP)	Reported (GAAP)	Operating Expense[1]	Other Expense[2]	After Considering Items (non-GAAP)
Total Operating Revenues	$157,885		$157,885	$142,705			$142,705
Total Operating Expenses	75,847	(2,530)	73,317	73,275	(3,180)		70,095
Operating Income	82,038	2,530	84,568	69,430	3,180		72,610
Operating Margin	52.0%		53.6%	48.7%			50.9%
Total Other Income/(Expense)	(495)		(495)	(721)		245	(476)
Income Before Income Taxes	81,543	2,530	84,073	68,709	3,180	245	72,134
Income Tax Provision	32,519	1,009	33,528	26,336	1,219	92	27,647
Effective Income Tax Rate	39.9%		39.9%	38.3%			38.3%
Net Income	$49,024	$1,521	$50,545	$42,373	$1,961	$153	$44,487
Net Income Allocated to Participating Securities	(496)	(15)	(511)	(584)	(27)	(2)	(613)
Net Income Allocated to Common Stockholders	$48,528	$1,506	$50,034	$41,789	$1,934	$151	$43,874
Diluted Net Income per Share Allocated to Common Stockholders	$0.56	$0.02	$0.58	$0.48	$0.02	$—	$0.50

NOTES: Amounts may not foot due to rounding.

1)	In the first quarters of 2014 and 2013, the company accelerated the vesting of certain stock awards.

2)	In the first quarter of 2013, the company recorded an impairment for an investment in affiliate.

CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
Three Months Ended March 31, 2014 and 2013

	Three Months Ended March 31,
(in thousands, except per share amounts)	2014	2013

Operating Revenues:
Transaction fees	$112,790	$99,145
Access fees	15,232	15,654
Exchange services and other fees	9,492	9,088
Market data fees	7,158	5,537
Regulatory fees	9,857	9,700
Other revenue	3,356	3,581
Total Operating Revenues	157,885	142,705

Operating Expenses:
Employee costs	33,374	30,837
Depreciation and amortization	8,604	8,282
Data processing	4,721	4,516
Outside services	7,378	11,035
Royalty fees	15,902	13,169
Trading volume incentives	1,126	1,013
Travel and promotional expenses	1,987	2,064
Facilities costs	1,313	1,253
Other expenses	1,442	1,106
Total Operating Expenses	75,847	73,275

Operating Income	82,038	69,430

Other Income / (Expense):
Investment income	14	4
Net loss from investment in affiliates	(509)	(725)
Total Other Expense	(495)	(721)

Income Before Income Taxes	81,543	68,709
Income tax provision	32,519	26,336
Net Income	49,024	42,373
Net income allocated to participating securities	(496)	(584)
Net Income Allocated to Common Stockholders	$48,528	$41,789

Net Income Per Share Allocated to Common Stockholders
Basic	$0.56	$0.48
Diluted	0.56	0.48
Weighted average shares used in computing income per share:
Basic	86,453	87,272
Diluted	86,453	87,272

CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
March 31, 2014 and December 31, 2013

(in thousands, except share amounts)	March 31, 2014	December 31, 2013
Assets
Current Assets:
Cash and cash equivalents	$199,065	$221,341
Accounts receivable—net allowances of $279 and $266	57,856	49,888
Marketing fee receivable	10,176	8,869
Income taxes receivable	732	22,039
Other prepaid expenses	7,271	4,007
Other current assets	922	2,717
Total Current Assets	276,022	308,861
Investments in Affiliates	14,571	14,581
Land	4,914	4,914
Property and Equipment:
Construction in progress	2,231	23
Building	65,491	65,448
Furniture and equipment	275,416	271,437
Less accumulated depreciation and amortization	(273,958)	(269,614)
Total Property and Equipment—Net	69,180	67,294
Other Assets:
Software development work in progress	10,754	7,853
Data processing software and other assets (less accumulated amortization—2014, $150,778; 2013, $147,322)	37,403	38,086
Total Other Assets—Net	48,157	45,939
Total	$412,844	$441,589

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued liabilities	$41,403	$52,958
Dividend payable	—	43,831
Marketing fee payable	10,743	9,442
Deferred revenue	14,167	1,100
Post-retirement medical benefits	80	127
Income taxes payable	8,064	—
Total Current Liabilities	74,457	107,458

Long-term Liabilities:
Post-retirement medical benefits	1,654	2,110
Income taxes liability	32,249	29,903
Other long-term liabilities	3,833	3,856
Deferred income taxes	13,971	13,745
Total Long-term Liabilities	51,707	49,614
Total Liabilities	126,164	157,072
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.01 par value: 20,000,000 shares authorized, no shares issued and outstanding at March 31, 2014 or December 31, 2013	—	—
Unrestricted common stock, $0.01 par value: 325,000,000 shares authorized; 92,008,024 issued and 86,194,095 outstanding at March 31, 2014; 91,845,492 issued and 86,770,737 outstanding at December 31, 2013	920	919
Additional paid-in-capital	98,662	90,985
Retained Earnings	382,587	349,290
Treasury stock at cost – 5,813,929 shares at March 31, 2014 and 5,074,755 shares at December 31, 2013	(194,754)	(155,627)
Accumulated other comprehensive loss	(735)	(1,050)
Total Stockholders' Equity	286,680	284,517

Total	$412,844	$441,589

CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
Three months ended March 31, 2014 and 2013

	Three Months Ended March 31,
(in thousands)	2014	2013
Cash Flows from Operating Activities:
Net Income	$49,024	$42,373
Adjustments to reconcile net income to
net cash flows from operating activities:
Depreciation and amortization	8,604	8,282
Other amortization	18	29
Provision for deferred income taxes	25	(515)
Stock-based compensation	6,913	6,739
Loss on disposition of property	253	1
Loss on investment in affiliates	509	480
Impairment of investment in affiliates and other assets	—	245
Net change in assets and liabilities	22,970	37,663
Net Cash Flows provided by Operating Activities	88,316	95,297
Cash Flows from Investing Activities:
Capital and other asset expenditures	(12,172)	(6,440)
Investment in affiliates	(500)	(676)
Other	—	8
Net Cash Flows used in Investing Activities	(12,672)	(7,108)
Cash Flows from Financing Activities:
Payment of quarterly dividends	(15,727)	(13,297)
Payment of special dividend	(43,831)	—
Purchase of unrestricted stock from employees	(1,990)	(3)
Excess tax benefit from stock-based compensation	765	—
Purchase of unrestricted stock under repurchase program	(37,137)	—
Net Cash Flows used in Financing Activities	(97,920)	(13,300)

Net Increase (Decrease) in Cash and Cash Equivalents	(22,276)	74,889

Cash and Cash Equivalents at Beginning of Period	221,341	135,597
Cash and Cash Equivalents at End of Period	$199,065	$210,486

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$10	$1,910
Non-cash activities:
Unpaid liability to acquire equipment and software	$3,835	$907